Exhibit 10.23





                        EXCLUSIVE DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                            ULTRASTRIP SYSTEMS, INC.

                                       AND

                     ROBOTIC ENVIRONMENTAL SERVICES, L.L.C.








MANUFACTURER:                             DISTRIBUTOR:
UltraStrip Systems, Inc.,                 Robotic Environmental Services, L.L.C.
a Florida Corporation                     11479 Darryl Drive
3515 SE Lionel Terrace                    Baton Rouge, LA 70815
Stuart, Florida 34996                     Telephone:        (225) 926-3000
Telephone:        (561) 287-4846          Facsimile:        (225) 926-6731
Facsimile:        (561) 781-4778




EXCLUSIVE DISTRIBUTOR AGREEMENT     Texas/LA

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TABLE OF CONTENTS                                  PAGE

Recitals                                            1
Appointment                                         1
Term; Option to Renew; Minimum Sales Quota          2
Exclusive Distribution and Services                 2
Orders and Prices                                   3
Payment                                             3
Delivery; Inventory                                 4
Training Demonstration and Use of Products          4
Marketing Materials; Official Language              5
Special Projects                                    6
Distributors Sales and Operational Obligations      6
Insurance                                           6
Records and Inspections                             7
Assignment                                          8
Trademarks and Patents                              8
Confidentiality                                     9
Default; Notice of Default                         10
Termination                                        10
Suspension of Performance                          12
Indemnification                                    12
Notices                                            13
Independent Contractor                             13
Key Persons                                        13
Jurisdiction and Venue                             14
Applicable Law                                     14
Compliance with Laws and Regulations               14
Distributors Representations And Warranties        15
Specific Performance; Enforcement                  15
Product Warranties                                 16
Waivers                                            16
Survival                                           17
Severability                                       17
Counterpart                                        17
Binding Effect                                     17
Amendments                                         17
Addendum #1                                        20
Addendum #2


EXCLUSIVE DISTRIBUTOR AGREEMENT     Texas/LA

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                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Agreement, made and entered into this Insert_____ day of ______________, 2001 (the "EFFECTIVE DATE"), by and between ULTRASTRIP SYSTEMS, INC., a Florida corporation, whose principal office is located at 3515 SE Lionel Terrace, Stuart, Florida 34996 (the "MANUFACTURER"), and ROBOTIC ENVIRONMENTAL SERVICES, L.L.C., a limited liability company organized under the laws of Louisiana, whose principal office is located at 11479 Darryl Drive, Baton Rouge, Louisiana, 70815 (the "DISTRIBUTOR"). The Manufacturer and the Distributor are sometimes collectively referred to as the "Parties" and sometimes individually referred to as a "Party."

                                    RECITALS

A. Manufacturer manufactures a robotic coating removal device, currently identified as the ULTRASTRIP ROBOTIC SYSTEM, which system includes the collective assemblage of equipment identified in the attached Addendum #1 (collectively, the "PRODUCT or PRODUCTS").

B. Distributor desires to utilize the Products for the purpose of removing coatings in all non-blue water commercial applications, which include without limitation, petroleum storage tanks located on land, oil exploration and production facilities located on and off-shore, and barges utilized on rivers, but exclude ocean going vessels and shipyards utilized by ocean going vessels (the "REMOVAL SERVICES" or "SERVICES").

C. Distributor desires to acquire the exclusive right to (I) distribute and sell the Products in the States of Texas and Louisiana (the "TERRITORY"), and (II) utilize the Products for the purpose of performing Removal Services within the Territory and on oil production facilities located in the Gulf of Mexico, within one-hundred (100) miles of the south boundary of the Territory; provided, however, Distributor shall have no exclusive right to distribute and sell the Products to, or perform Removal Services for, the owners of ocean going vessels or shipyards utilized by ocean going vessels (collectively, the "EXCLUSIVE DISTRIBUTION AND SERVICE RIGHTS", or "EXCLUSIVE DISTRIBUTORSHIP") . Distributor also desires to acquire an option to be the exclusive distributor of the Products in the Country of Venezuela (the "VENEZUELA OPTION"). The terms of the Venezuela Option are set forth in the attached Addendum #1.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.       RECITALS

         The foregoing Recitals are true, accurate, and incorporated into this Agreement.

2.       APPOINTMENT

         2.1 Subject to the terms of this Agreement, Manufacturer grants Distributor the Exclusive Distribution and Service Rights for the Products (including any improvements to said Products now or hereafter developed by Manufacturer) in the Territory, and Distributor hereby accepts such appointment (the "APPOINTMENT").

         2.2 The Appointment shall commence upon Distributor's completion of the preconditions set forth on the schedule attached hereto as Addendum #1 ("PRECONDITIONS"). In the event Distributor fails to satisfy the Preconditions within the times and dates specified, this Agreement shall automatically and immediately terminate, whereupon the parties shall be relieved of all further obligation or liability hereunder.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 1 OF 21                          Texas/La

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         TERM; OPTION TO RENEW; MINIMUM SALES QUOTA

         3.1 Unless sooner terminated in accordance herewith, this Agreement shall commence on the Effective Date and continue for a Term of five (5) years "(the "TERM"); provided, however, at any time after the expiration of the third (3rd) year Distributor shall agree to make such changes or modifications to the Agreement as (i) may be deemed necessary or desirable by Manufacturer's bankers or insurance company, or (ii) facilitate either party's compliance with any law or regulation; provided, further, Manufacturer shall not change the location or size of the Territory, charge a fee to renew the Agreement, or require Distributor to execute an agreement that is materially different than the most current form of distribution agreement utilized by Manufacturer in the United States; provided, however, the Term shall terminate if Distributor purchases less than the MINIMUM SALES QUOTA (as defined in Addendum #1); provided, further, the Minimum Sales Quota may be increased annually, commencing three (3) years from the Effective Date, to such larger amount as Manufacturer may require in its reasonable discretion, which shall be based on (I) Distributor's historic performance in the Territory,
                  (II) historic performance in other territories, and (III) projections of future performance, all of which shall not be unreasonable; provided, however, the parties agree in advance that the Minimum Sales Quota in year four (4) shall be four
                  (4) Systems and in year five (5) shall be five (5) Systems per year. In the event Distributor is not in default of any of its obligations hereunder sixty (60) days prior to the expiration of the Term of this Agreement or any renewal thereof, Manufacturer shall provide Distributor with a copy of its then current form of Distribution Agreement. Distributor shall have the option (the "OPTION," or "OPTION TO RENEW") to continue to function as a distributor of the Products for a term of three
                  (3) years (each a "RENEWAL TERM"), which Option may be exercised by executing the then current form of agreement utilized by Manufacturer and returning same to Manufacturer prior to the expiration of the Term or, if renewed, any subsequent Renewal Term.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 2 OF 21                          Texas/La

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         3.2      Distributor may terminate this Agreement at any time by
                  providing Manufacturer with not less than thirty (30) days advance written notice of same.

         EXCLUSIVE DISTRIBUTION AND SERVICES

         4.1 During the Term of this Agreement (or any renewal thereof), all Key Persons (as hereinafter defined) and Distributor shall not in any manner market, utilize, distribute or sell any products which are competitive with the Products. For purposes of this Agreement, competitive products shall include without limitation any equipment, machinery, device, apparatus, or accessories utilized for the purpose of removing coatings.

         4.2. During the Term of this Agreement, Distributor may market, utilize, distribute or sell the Products in all locations outside the Territory, so long as Manufacturer does not notify Distributor of any locations or territories in which it has appointed a new exclusive distributor or otherwise determined that it will become the exclusive distributor of its Products (each an "EXCLUDED TERRITORY"). Within thirty (30) days of Manufacturer's notice of establishment of a Excluded Territory, Distributor shall cease and forever terminate any and all activities involving its utilization, distribution, marketing or sale of the Products within the Excluded Territory; provided, however, Distributor shall be entitled to utilize the Products for the purpose of completing any Removal Services it became contractually obligated to perform on or before the date of Manufacturer's notice establishing said Excluded Territory; provided further, Distributor shall have no right to continue to provide Removal Services unless Distributor supplies Manufacturer with a true and correct copy of any applicable contract for Removal services within ten
                  (10) days of Manufacturer's notice establishing the Excluded Territory.

5.       ORDERS AND PRICES

         5.1 The prices for all Products purchased by Distributor shall be based on price lists published by Manufacturer, plus all applicable taxes, fees, duty or other charges imposed by any government or governmental authority, including without limitation sales tax. All prices published by Manufacturer shall be subject to periodic adjustment by Manufacturer.

         5.2 All orders for Products shall be in writing, addressed to Manufacturer, utilizing Manufacturer's approved form for same (each a "PURCHASE ORDER"). No Purchase Order shall be effective until accepted by Manufacturer, which acceptance shall be in writing, addressed to Distributor.

         5.3 All prices quoted herein are in United States Dollars. All prices quoted in any price list now or hereafter published by Manufacturer shall also be in United States Dollars. All payments from Distributor to Manufacturer hereunder shall be in United States Dollars.

6.       PAYMENT

         6.1 After the Initial Order (as defined in Addendum #1), each subsequent Purchase Order shall be accompanied by (i) payment of a deposit (the "DEPOSIT") equal to twenty percent (20%) of the gross amount of the Purchase Order (the "PURCHASE PRICE"), and (ii) an irrevocable letter of credit issued by a bank acceptable to the Manufacturer and Manufacturer's bank, including terms and conditions acceptable to Manufacturer and Manufacturer's bank, in an amount not less than the remaining balance of the Purchase Price, and providing that it may be immediately drawn upon by Manufacturer in the event said remaining balance of the Purchase Price is not paid by Distributor within thirty (30) days of the earlier of (A) Distributors acceptance of delivery of the Products identified in

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 3 OF 21                          Texas/La

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                  the Purchase Order, or (B) five (5) days after Manufacturer's notice that the Products identified in the Purchase Order have been completed and are ready for delivery to Distributor's freight carrier.

         6.2 Every payment by Distributor to Manufacturer hereunder shall be in U.S. dollars via (A) irrevocable bank letter of credit issued by a bank acceptable to the Manufacturer and Manufacturer's bank, (B) bank wire transfer to Manufacturer's account, or (C) such other financial instrument as may be acceptable to the Manufacturer, in Manufacturer's sole discretion.

7.       DELIVERY; INVENTORY

         7.1 Delivery of all Products shall be given and taken at the Manufacturer's production facility located at 3515 SE Lionel Terrace, Stuart, Florida, or such other place as the Manufacturer shall designate by written notice to Distributor ("MANUFACTURER'S PLANT"). Risk of loss of the Products shall pass to the Distributor upon delivery of the Products to Distributor (or Distributor's freight carrier).

         7.2 Manufacturer shall have the right to allocate deliveries of Product among all distributors in the event of a shortage of supply of Products, in such manner as Manufacturer, in its sole discretion, shall determine.

8.       TRAINING, DEMONSTRATION AND USE OF PRODUCTS

         8.1 Distributor will maintain a properly trained sales force of adequate size to represent and promote sales of the Products throughout the Territory. Such sales force shall be kept properly informed as to all of the advertising and marketing programs and policies of Manufacturer, and shall pursue said programs and policies in a manner reflecting the high standards and business reputation of Manufacturer. It is expressly agreed that, while Manufacturer shall provide Distributor with technical assistance and copies of all sales materials it has developed, Distributor shall be responsible for developing its own marketing plan and system for selling the Products. Distributor shall at all times conduct its activities hereunder in strict accordance with all laws and regulations of the Territory, and consistent with the highest ethical and commercial standards.

         8.2 Distributor shall not demonstrate or permit the use of the Products by any person(s) other than persons who have successfully completed the Manufacturer's Training Course as outlined herein and have been duly certified by the Manufacturer to operate the Product. At any time after the first ninety (90) days of this Agreement, Distributor may develop its own training course utilizing personnel who have completed Manufacturer's Training Course. In the event Distributor is able to demonstrate to Manufacturer's reasonable satisfaction that Distributor's training course offers competent and thorough instruction in the use of the Products, Distributor shall thereafter be entitled to permit the use of the Products by any person(s) who has successfully completed Distributor's training course and have been duly certified by the Distributor to operate the Product.

         8.3 MANUFACTURER'S TRAINING COURSE. Within thirty (30) days of the Effective Date hereof, Manufacturer shall provide on-site training for the benefit of Distributor at Distributor's principal place of business or such other location as the parties may agree. Distributor will be solely responsible for all expenses of Manufacturer's training staff including, but not limited to, all transportation expenses such as airfare, suitable lodging of up to $150.00 per day for Manufacturer's technicians and $250.00 per day for Manufacturer's management and salespersons ("TRAINING EXPENSES"). Manufacturer shall calculate all Training Expenses in advance and provide Distributor with its estimate. Prior to the commencement of training, Distributor shall pay Manufacturer the estimated Training Expenses. Upon completion of Manufacturer's

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 4 OF 21                          Texas/La

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                  Training Course, Distributor shall be permitted to utilize, market, distribute and sell the Products.

9.       MARKETING MATERIALS; OFFICIAL LANGUAGE

         9.1 Manufacturer maintains an inventory of documents, including without limitation marketing materials, Product literature and technical materials in both electronic and hard copy formats (collectively, "MARKETING MATERIALS"), a complete list of which is set forth in Manufacturer's Marketing Materials Schedule. The Marketing Materials Schedule is published by Manufacturer and updated periodically.

         9.2 Distributor shall not copy, duplicate, reprint, fax or otherwise disseminate any Marketing Materials, except as expressly authorized in the Marketing Materials Schedule.

         9.3 Manufacturer will make available to Distributor any item listed in the Marketing Materials Schedule, subject to the following conditions:

                  9.3.1 Marketing Materials in an electronic format are available to the Distributor at no cost.

                  9.3.2 Manufacturer agrees to provide an initial inventory of Marketing Materials, the value of which shall not exceed $500.00, calculated pursuant to the prices set forth in the Marketing Material Schedule .

                  9.3.3 All additional Marketing Materials required by Distributor shall be available at the prices specified in the Marketing Materials Schedule. Payment shall be on the same terms as for payment of Product.

         9.4 The official language of the Manufacturer and this Agreement is English, and the official version of the Agreement is the English version.

                  9.4.1 All communication by and between Distributor and Manufacturer shall be in English. All documents prepared in any language other than English and submitted by Distributor to Manufacturer shall first be translated into English so that Manufacturer receives both a copy of the English version of such document and the version that is not in English.

                  9.4.2 Marketing Materials in languages other than those identified in the Marketing Materials Schedule are available upon request pursuant to the following conditions:

                           9.4.2.1 Manufacturer shall oversee and administer all activities incident to the translation of any Marketing Materials, including without limitation translations into the desired foreign language, printing set-up, printing, etc.

                           9.4.2.2 Distributor shall be responsible for the fees and costs required to translate Marketing Materials into any language not specified in the Marketing Materials Schedule;
                                            provided, however, Distributor shall
                                            not be responsible for any costs or
                                            fees resulting from the work of
                                            Manufacturer's employees.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 5 OF 21                          Texas/La

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10.      SPECIAL PROJECTS

         10.1 From time to time Distributor may request Manufacturer to assist with various projects that are not addressed in the Agreement. Distributor acknowledges that Manufacturer has no obligation to assist with or otherwise participate in such projects and that any such assistance or participation is strictly voluntary and shall not create any obligation or liability, except as specifically agreed to in writing by Manufacturer, which writing will state with specificity the obligations of the parties and the financial contribution of each, if any.

11.      DISTRIBUTORS SALES AND OPERATIONAL OBLIGATIONS

         11.1 Sales Activities. Distributor shall use its best efforts to diligently and systematically (I) solicit, contact and call upon all potential customers and users of Products located in the Territory, and (II) advertise and promote the Products throughout the Territory by all usual and ethical means, including without limitation advertising and personal solicitation of customers, demonstration of Products, processing of orders and customer inquiries or complaints, and identification of Distributor as a source of Products in business listings, trade publications, directories, stationary and advertisements and through distribution of technical literature, catalogues, brochures, and Marketing Materials, or similar advertising materials issued or pre-approved in writing by Manufacturer.

         11.2 Marketing Plan. Distributor shall provide Manufacturer on or before December 1 of each calendar year with an annual marketing plan for the following year, the form and substance of which shall be reasonably satisfactory to Manufacturer.

         11.3 Facilities. Distributor shall provide an office or place or places of business and all necessary facilities in the Territory as required to perform and discharge Distributor's obligations hereunder, and keep same clean, attractive and in good condition.

         11.4 Sales Personnel. Distributor shall maintain a fully qualified and effective sales organization, including sufficient adequately trained, experienced and competent personnel to perform and discharge Distributor's obligations hereunder. Distributor shall use its best efforts to cause its personnel involved in the sale or use of Products to attend all sales meetings and training sessions conducted by Manufacturer from time to time, and shall pay all costs to attend such meetings and sessions, including travel, lodging and food costs for each attendee; provided, however, Manufacturer shall provide not less than thirty (30) days advance notice of any such meeting or session, and in the event one or more of Distributor's personnel are unable to attend same, Distributor shall so notify Manufacturer within seven (7) days of Manufacturer's notice.

12.      INSURANCE

         12.1 Throughout the Term of this Agreement, Distributor shall obtain and maintain at all times liability and casualty insurance ("MINIMUM LIABILITY INSURANCE") in such amounts as Manufacturer shall specify from time to time, and shall furnish to Manufacturer within ten (10) days of the Effective Date of this Agreement a certificate of insurance which names Manufacturer as an additional insured, evidences that such insurance is in effect, and provides that it shall not be canceled, terminated or modified on less than thirty (30) days prior written notice to Manufacturer (the "CERTIFICATE OF INSURANCE").

         12.2 The Minimum Liability Insurance established as of the Effective Date of this Agreement is the amount specified in Addendum #1. Notwithstanding anything to the contrary contained herein, Manufacturer shall only increase the amount of Minimum Liability Insurance if it determines that an increase is necessary for the reasonable protection of the parties.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 6 OF 21                          Texas/La

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13.      RECORDS AND INSPECTIONS

         13.1 Distributor shall at all times during the Term of this Agreement and for a period of one (1) year thereafter maintain accurate books and records sufficient to evaluate Distributor's performance of, and compliance with, its obligations under this Agreement. Distributor shall furnish periodic reports with respect thereto in such form and including such content as may be reasonably specified by Manufacturer.

         13.2 Distributor shall on a periodic basis (but no more frequently than quarterly) permit Manufacturer, its agents and representatives, to inspect Distributor's facilities and records during regular business hours for the purpose of ascertaining Distributor's performance of, and compliance with, its obligations under this Agreement.

         13.3 Distributor shall provide Manufacturer with annual financial statements of Distributor, in form and substance which is reasonable and satisfactory to Manufacturer, and communicate to Manufacturer promptly any changes in its financial condition form that are not reflected in such statements, excluding changes which are individually, and in the aggregate, immaterial.

14.      ASSIGNMENT

         14.1 This Agreement may not be assigned by Distributor to a third party without the express written consent of Manufacturer and approval of said third party by Manufacturer, both of which may be withheld for any reason whatsoever. Notwithstanding the forgoing, at any time after the third year of the Term, Distributor may assign the Agreement to a third party (the "ASSIGNEE"), provided all Key Persons hereunder remain affiliated with or employed by the Assignee, as applicable, and continue to perform the same duties and contribute the same time and resources as they performed or contributed prior to said assignment, for a period of not less than two years, after which, provided Distributor is in full compliance with the terms hereof, all Key Persons shall be relieved from further obligation hereunder.

15.      TRADEMARKS AND PATENTS

         15.1. Manufacturer's Trademarks. For purposes of this Agreement, the term "TRADEMARKS" means the name "UltraStrip," "UltraStrip M2000," "UHP Pumps," and those trademarks, trade names, slogans, labels, logos, titles, insignias and other commercial symbols listed on the attached Exhibit "A", which may be changed at any time by Manufacturer upon written notice to Distributor.

         15.2 Process Patents. The Distributor expressly agrees to convey to the Manufacturer all right, title and interest in any process patents or similar property rights as it relates to the use or application of the Manufacturer's Products. This provision may be specifically enforced by the Manufacturer and shall survive the termination of this agreement, in perpetuity.

         15.3 Use of Trademarks. Distributor shall display each of the Trademarks only on behalf of and for the sole benefit of Manufacturer, and in such manner and on such terms as Manufacturer may require or allow in writing. Distributor shall submit to Manufacturer for approval in writing, prior to any use, all sales, promotional and advertising materials referring to Manufacturer or any Products or Trademarks . If Distributor uses any Trademark in any manner, Manufacturer's ownership of same shall be clearly indicated. Distributor shall refrain from using any Trademarks as part of any corporate, trade or firm name or style of Distributor, or in connection with the advertisement, promotion, sale or

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                  solicitation for sale of any Product from any place of
                  business of facility located outside of the Territory. Distributor shall refrain from using in any way any trade name, slogans, labels, logos, titles, insignias and other commercial symbol owned or used by Manufacturer other than the Trademarks.

         15.4 No License. This Agreement shall not be construed as giving Distributor any right, title or interest in any of the Trademarks or copyrighted material used or owned by Manufacturer, but only to permit Distributor to use such material in conformity with this Agreement, in connection with the promotion and sale of the Products, and only as long as this Agreement shall remain in effect.

         15.5 Notice of Infringement. Distributor shall promptly notify Manufacturer in writing of any possible infringement by any third party of any Trademark or other intellectual property right of Manufacturer of which Distributor becomes aware, as well any claim of infringement of any intellectual property right against Manufacturer or Distributor as the result of any of Distributor's actions pursuant to this Agreement.

         15.6 On Termination. On the termination of this Agreement, all rights and all privileges granted to Distributor under this Agreement shall immediately cease, whereupon Distributor shall discontinue the use of Manufacturer's Trademarks .

16.      CONFIDENTIALITY

                  The Distributor and the Manufacturer acknowledge a duty of care and confidentiality to each other.

         16.1 Trade Secrets. Any of Manufacturer's trade secrets that may from time to time be made available or become known to Distributor are to be treated as confidential, are to be used solely in connection with Distributor's performance under the terms of this Agreement, and are not to be disclosed to anyone other than Distributor's employees who have a reasonable need for access thereto in connection with Distributor's performance of its duties hereunder. Distributor's performance of its duties hereunder shall survive the termination of this Agreement.

         16.2 Non-compete. For a period of one (1) year after termination or expiration of this Agreement, Distributor shall not engage in the sale or promotion of any product within the Territory that is competitive with the Products. Throughout the Term hereof and for a period of one (1) year after termination or expiration of this Agreement, no Key Person shall engage in the sale or promotion of any product within the Territory that is competitive with the Products, or otherwise assist or own an interest in any venture or business entity that sells or utilizes products which are competitive with the Products.

         16.3 Business information. All business information provided by either party to the other, including but not limited to present or prospective customers, management information reports, contracts, operational methods, plans or strategies, and other business affairs of either party, are and shall be treated as confidential both during and after the Term of this Agreement. Such information shall not be disclosed by Distributor to any person, except for officers and employees of Distributor requiring such information or materials to perform services pursuant to this Agreement, and shall not be used for the benefit of Distributor except in connection with distribution activities under this Agreement. Distributor shall require all of its officers, employees and Key Persons to whom such information is disclosed to sign an agreement containing these terms, to maintain the confidentiality of such information and materials and not to disclose such information to others. Distributor shall be liable to Manufacturer for damages caused by any breach of this provision. In addition to any other rights or remedies that may be available to

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                  Manufacturer, Manufacturer shall be entitled to appropriate injunctive relief or specific performance against Distributor or its officers and employees to prevent a breach of this provision. Distributor acknowledges and agrees that any breach of this provision will cause irreparable injury to Manufacturer and that money damages are not an adequate remedy. If Manufacturer enforces its rights hereunder, Manufacturer shall be entitled to recover from Distributor its costs, expenses and attorney's fees. On termination of this Agreement, Distributor shall deliver to Manufacturer all such confidential information and materials, together with all copies thereof.

17.      DEFAULT; NOTICE OF DEFAULT

         17.1 Any party who fails to keep or perform any of its material obligations hereunder shall be in default of this Agreement. Within thirty (30) days of becoming aware of any event of default, the non-defaulting party shall provide the defaulting party with notice of same, which notice shall include a detailed description of the failure which constitutes said default and a statement of what, if anything, can be done to cure said default (the "NOTICE OF DEFAULT"). Any action arising hereunder or related in any way hereto against Manufacturer shall be brought within one (1) year after the occurrence giving rise to the claim, or be barred forever. If Distributor shall be in default hereunder, Manufacturer may, without notice to Distributor, decline to make further shipments of Product until the default is corrected.

18.      TERMINATION

         18.1 For Cause; Right to Cure. Manufacturer may terminate this Agreement thirty (30) days after written notice by mail or fax to the Distributor given at any time after the occurrence of any of the following events: (I) Distributor's breach or failure to comply with any term of this Agreement; (II) Distributor's failure to pay Manufacturer any sums due pursuant to the terms of this Agreement, or (III) Distributor's becoming insolvent or unable to pay its obligations as they become due. the Distributor shall have thirty (30) days from the date of such written notice to cure such default.

         18.2 For Cause; No Right to Cure. Manufacturer may terminate this Agreement immediately on notice by Manufacturer to Distributor at any time after the occurrence of any of the following events: (i) Distributor's voluntary abandonment of the Distributorship to which it has been appointed hereunder, (ii) Distributor's breach or violation of Section 8, 9, 11, 12, or 13, (iii) Distributor's knowingly or purposeful falsification of any records or reports submitted to Manufacturer, (iv) Distributor's act or failure to act which damages Manufacturer's reputation of Products, (v) Distributor's failure to comply with any law or regulation in connection with its obligations hereunder, (vi) the sale, distribution, or any other disposition of substantially all of Distributor's assets, other than as an assignment or transfer of the complete Agreement, and (vii) Distributors failure to purchase the Minimum Sales Quota in any specified period.

         18.3 Termination Consequences. The following shall govern the rights, duties and obligations of the parties upon expiration or termination of this Agreement:

                  18.3.1 Obligations of Distributor. Termination shall not release or affect, and this Agreement shall remain fully operative as to, any obligations of or liabilities incurred by Distributor prior to the effective date of such termination; provided, however, that all indebtedness of Distributor to Manufacturer of any kind shall become immediately due and payable on the effective date of termination, and Manufacturer may deduct from any sums it owes Distributor, any sums owed by Distributor to Manufacturer.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 9 OF 21                          Texas/La

                  18.3.2 Cease As Distributor. Distributor shall cease and desist immediately and permanently all use of, and shall thereafter not use in any manner, the Marketing Materials or Trademarks, as well as any name, trademark, trade name, slogan, title, label, insignia, commercial symbol or anything else which would be likely to lead to confusion or uncertainty as to whether Distributor is an authorized distributor of the Products. If requested by Manufacturer, Distributor shall notify its customers, sub-distributors and others that it has ceased to be a distributor of the Products.

                  18.3.3 Return of Property. Immediately after the effective date of expiration or termination, Distributor shall return any property of Manufacturer, together with all manuals, books, catalogs, reference books, bulletins, mailing lists, pamphlets, Marketing Materials, and other materials of any kind previously supplied to Distributor by Manufacturer, including all copies, reproductions and translations thereof.

                  18.3.4 Purchase Orders. Any Purchase Orders received by Manufacturer from Distributor, whether or not accepted by Manufacturer, which have not been shipped prior to the effective date of the termination, may, at Manufacturer's option, be rejected or filled, and if filled, shall only be filled on terms of cash in advance or manufacture or shipment.

                  18.3.5 No Termination Compensation. Neither Distributor nor Manufacturer shall, by reason of the termination or expiration of this Agreement, be liable to the other for any termination payment, compensation or benefit of any kind, or reimbursement for any damages, whether direct, indirect, special, incidental or consequential or whether on account of the loss of prospective profits on anticipated sales, loss of reputation, goodwill or customers, expenditures, investments, leases, or other commitments of any kind made in connection with the business of Manufacturer, Distributor or otherwise, and, to the extent each may lawfully do so, Distributor and Manufacturer hereby waive and renounce any right to receive any such payment or benefit under any law, regulation, or rule, including without limitation any Law of the Territory.

19.      SUSPENSION OF PERFORMANCE

         19.1 Whenever performance by either party of any of its obligations, other than the obligation to make payment of money due hereunder, is substantially prevented by reason of any act of God, strike or other industrial disturbance, lack of materials, law, regulation, war or war conditions, or by reason of any other matter beyond the control of the parties, then such performance shall be excused during the continuance of such prevention and for a reasonable time thereafter; provided, however, the party asserting a right to suspend performance shall have provided notice to the other party within seven (7) days of the incident asserted as the reason for the suspension of performance.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 10 OF 21                         Texas/La

20.      INDEMNIFICATION

         20.1 By Distributor. Distributor shall indemnify and save Manufacturer, its officers and shareholders, harmless from and against any loss, claim or damage, including reasonable attorney's fees, resulting from Distributor's breach of this Agreement, or demonstration, use, marketing, sale or distribution of the Products.

         20.2 By Manufacturer. Manufacturer shall indemnify and save Distributor, its officers and shareholders harmless from and against any loss, claim or damage, including reasonable attorney's fees, resulting from any breach of the warranty provided herein by Manufacturer; provided that Distributor shall be entitled to the benefits of such indemnification only to the extent that (I) prompt written notice is given to Manufacturer of any claim, action, suit or proceeding (including any investigation) in respect of which Manufacturer may be called on to indemnify Distributor as aforesaid, (II) Distributor's liability in respect of such loss, claim or damages is not covered by any insurance policy required hereunder or any recovery hereunder is less than the amount (including attorney's fees) of Distributor's liability in respect of such loss, claim or damages, (III) Manufacturer shall have the exclusive right to assume Distributor's defense in any such threatened or actual litigation including the selection of counsel and the hiring of all experts, consultants, and other persons in the course of an actual or threatened litigation, and (IV) Manufacturer shall have sole and exclusive control of the defense of any threatened or actual litigation, including all strategy decisions up through and including the time of trial, as well as all appellate processes, and the terms of settlement of the litigation.

21.      NOTICES

         21.1 All notices, requests, consents and other communications required or permitted to be given under this Agreement will be in writing (including telefax or telecopy) and shall be sent by certified mail, postage prepaid, return receipt requested, or delivered by a recognized national overnight courier service, or shall be sent by electronic communication, addressed to the address shown at the beginning of this Agreement, or to any other address or addresses as any party may designate from time to time by notice given in accordance with this Section. Any such notice shall be deemed delivered:
                  (A) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authority as not deliverable, as the case may be if mailed,
                  (B) on the date of delivery of a recognized international courier service, or (C) on the date of transmission if sent by electronic communication; provided, however, any electronic notice or Purchase Order sent to Manufacturer shall not be deemed delivered or accepted until delivery or acceptance is formally acknowledged by return notice from Manufacturer to Distributor.

22.      INDEPENDENT CONTRACTOR

         22.1 Nothing herein shall be deemed to constitute Manufacturer and Distributor as partners or otherwise associated in or with the business of the other. Distributor is and shall always remain an independent contractor and neither party shall be liable for any debts, obligations or liabilities of the other. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other. It is expressly recognized that no fiduciary relationship exists between the parties. Distributor is in no respect an agent, employee or legal representative of Manufacturer and shall not hold itself out as such for any purpose whatsoever. Distributor shall not sign Manufacturer's name or the name of any director, officer, employee or other agent of Manufacturer to any instrument of other document.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 11 OF 21                         Texas/La

23.      KEY PERSONS

         23.1 All Key Persons (as hereinafter defined) who have executed this Agreement, represent and warrant that (I) they constitute all officers and directors of Distributor, and all shareholders owning more than five percent (5%) of the capital stock of Distributor (each a "KEY PERSON"), and (II) that Distributor is duly authorized to enter into this agreement and that no further approval or consent is required. All Key Persons have joined in the execution of this Agreement for the purpose of guaranteeing Distributors performance and obligating themselves to comply with the following provisions of the Agreement: SECTION 4 (Exclusive Distribution and Services); SECTION 8 (Training and Demonstration of Products);
                  SECTION 9 (Marketing Materials; Official Language); SECTION 15 (Trademarks and Patents); Section 16 (Confidentiality, Trade Secrets, Non-compete, and Business Information), SECTION 17 (Default); SECTION 18 (Termination); SECTION 22 (Independent Contractor); SECTION 24 (Jurisdiction and Venue); SECTION 25 (Applicable Law); SECTION 26 (Compliance with Laws and Regulations); SECTION 28 (Specific Performance); SECTION 29 (Product Warranty); SECTION 30 (Waivers); SECTION 31 (Survival); Section 34 (Binding Effect); and Section 35 (Amendments). All Key Persons shall comply with and abide by the forgoing Sections to the same extent as Distributor. Notwithstanding anything to the contrary contained herein, this Section shall survive any termination of this Agreement.

         23.2 Distributor shall immediately notify Manufacturer of all persons who hereafter become Key Persons. Distributor shall cause any new Key Person to acknowledge in writing their obligation to comply with the above-mentioned sections of the Agreement (the "KEY PERSON ADDENDUM"). The Key Person Addendum shall be in such form and include such content as Manufacturer may reasonable require. The Key Person Addendum must be executed by the new Key Person and returned to Manufacturer within seven (7) days of Distributors receipt of same.

24.      JURISDICTION AND VENUE

         24.1 Each of the parties irrevocably and unconditionally (A) agrees that any suit, action or legal proceeding arising out of or relating to this agreement will be brought in the courts of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (B) submits and consents to the exclusive jurisdiction of each court in any suit, action or proceeding; (C) waives any objection which it may have to the laying of venue of any suit, action or proceeding in any of the courts; and (D) agrees that service of process or any other court paper may be effected on such party by mail in accordance with the provisions of Section 21 hereof, or in such other manner as may be provided under applicable Florida State laws or court rules.

25.      APPLICABLE LAW

         25.1 This Agreement and any question concerning its validity, construction, or performance shall be governed by the laws of the State of Florida, irrespective of the place of execution, or the place or places of performance.

26.      COMPLIANCE WITH  LAWS AND REGULATIONS

         26.1 Distributor acknowledges that it is responsible for complying with all governmental laws, ordinances, rules and regulations of the Territory ("LAWS"), including without limitation all Laws which may govern (I) the importation, transportation, storage, marketing, distribution, sale, use and disposal of Products in the Territory, and (II) Distributor's fulfillment of its obligations under this Agreement, including but not limited to the payment of any duties and taxes (excluding Manufacturer income taxes), obtaining of any

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 12 OF 21                         Texas/La
                  governmental permits or approvals, compliance with customs requirements or testing of any Products. Distributor shall cooperate fully with Manufacturer in complying with any governmental agency order or rule, which may obligate Manufacturer to remedy any problem with, or defect in, any Products located in the Territory, including identification of the specific location of any such Products.

27.      DISTRIBUTORS REPRESENTATIONS AND WARRANTIES

         27.1 Distributor represents, warrants and agrees that it has full right and authority to enter into this Agreement. If Distributor is a corporation or limited liability company, Distributor makes the following additional representations and warranties to Manufacturer:

                  (a) Corporate Existence. Distributor is a corporation or limited liability company duly organized and validly existing under the laws of the State of Louisiana. Distributor has all requisite power and authority to carry on its business as now being conducted, or a contemplated hereby.

                  (b) Authorization. The execution, delivery and performance of this Agreement have been duly authorized and approved by the board of directors and shareholders or members of Distributor, and constitutes the valid and binding agreement of Distributor, enforceable in accordance with its terms.

                  c) Not Subject to Third Party Approval. The execution and delivery of this Agreement by Distributor and the consummation of the transactions contemplated hereunder, will not require the authorization, consent or approval of any third party, including any governmental subdivision or regulatory agency.

28.      SPECIFIC PERFORMANCE; ENFORCEMENT

         28.1 Each of the parties acknowledges that damages at law would be an inadequate remedy if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, the other party shall be entitled, in addition to all other rights and remedies, to injunctions restraining such breach, without being required to post any bond or other security, and/or to a decree of specific performance of the provisions of this Agreement.

         28.2 In the event Manufacturer incurs any cost, expense or professional fees (including without limitation court costs and attorney's fees) associated with the enforcement of this Agreement (collectively, "Enforcement Costs"), Distributor shall promptly reimburse Manufacturer, or Manufacturer shall, at its option, have the right to deduct such Enforcement Costs or Damages from any monies payable to Distributor hereunder.

29.      PRODUCT WARRANTY

         29.1 Manufacturer warrants to Distributor that the Products were manufactured in accordance with their written specifications when shipped to Distributor, and that for the first ninety
                  (90) days after delivery to Distributor the Products shall be free from such material defect as would render the Products unsuitable for use in the normal course; provided, however, this limited warranty shall only apply if: (I) the Products are used and maintained by Distributor as directed by all applicable documentation and instructions issued by Manufacturer and any warranty claim is unrelated to the negligence, accident or act of Distributor or any third party;
                  (II) Distributor has paid Manufacturer all sums due hereunder;
                  (III) the Products have not in any way been modified; and (IV) any warranty claim is unrelated to the failure of Products to function in accordance with Manufacturer's specifications, or to any Products normally consumed during use; provided, further,

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 13 OF 21                         Texas/La

                  Distributor shall immediately notify Manufacturer of any defect giving rise to a warranty claim, whereupon Manufacturer shall have a reasonable period of time to repair or cure said defect, failing which the subject Products shall be returned to Manufacturer, and Manufacturer shall thereafter refund the Purchase Price to Distributor.

         29.2 Distributor's sole remedy under or related to this Agreement shall be a refund.

         29.3 OTHER THAN THE LIMITED WARRANTY DESCRIBED ABOVE, PRODUCTS ARE PROVIDED HEREUNDER ON AN "AS IS" BASIS AND MANUFACTURER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY, HIDDEN DEFECTS, DURABILITY, SUITABILITY, OR PRODUCT'S FITNESS FOR ANY PARTICULAR PURPOSE, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE, NON-INFRINGEMENT OR OTHERWISE, AND MANUFACTURER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. MANUFACTURER SHALL NOT UNDER ANY CIRCUMSTANCES BE RESPONSIBLE FOR ANY LOSS OR DAMAGE, INDIRECT, SPECIAL, ORDINARY, EXEMPLARY, CONSEQUENTIAL OR OTHERWISE, ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. UNDER NO CIRCUMSTANCES SHALL MANUFACTURER'S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT, EXCEED THE TOTAL AMOUNT PAID BY DISTRIBUTOR TO MANUFACTURER.

         29.4 Manufacturer agrees to provide copies of all available warranties from manufacturers of components utilized in the Products.

30.      WAIVERS

         30.1 The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, will not affect the right of that party to require performance of that provision or to exercise any right, power or remedy, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of the provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.

31.      SURVIVAL

         31.1 All covenants, agreements, representations and warranties made in this Agreement or otherwise made in writing by any party pursuant to this Agreement will survive the termination or execution and delivery of this Agreement and the consummation of the transactions contemplated.

32.      SEVERABILITY

         32.1 If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, only that provision will be inapplicable and deemed omitted to the extent it is contrary, prohibited or invalid, but the remainder will not be invalidated and will be given full force and effect so far as possible.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 14 OF 21                         Texas/La

33.      COUNTERPARTS

         33.1 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

34.      BINDING EFFECT

         34.1 All of the terms and provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by the parties and their respective legal representatives, successors and permitted assigns.

35.      AMENDMENTS

         35.1 The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement is sought and making specific reference to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         WITNESSES:                 "DISTRIBUTOR"

                                    Robotic Environmental Services, L.L.C., a corporation organized under the laws of Louisiana


/s/ Jim A. Wilson                   By: /s/ Mark A. Wilson
-----------------                       ------------------
                                        Mark Wilson, President

/s/ Debra M. Lavigne
--------------------

                                             (CORPORATE SEAL)


         WITNESSES:                 "MANUFACTURER"

                                    ULTRASTRIP SYSTEMS, INC., a corporation
                                    organized under the laws of Florida


/s/ Mickey Donn                      By: /s/ Robert O. Baratta
---------------                          ---------------------
                                         Robert Baratta, President

/s/ Scott R. Baratta
--------------------
                                             (CORPORATE SEAL)

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 15 OF 21                         Texas/La

         WITNESSES:                                  "KEY PERSONS"


/s/ Debra M. Lavigne                 /s/ Mark A. Wilson
---------------------                ---------------------
/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                 /s/ R.C.
---------------------                ----------------------

/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                /s/ J. R. Lewis
---------------------               -----------------------

/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                /s/ William B. Johnson
---------------------               -----------------------

/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                /s/ John L. Bamagh
---------------------               -----------------------

/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                /s/ Jim.A. Wilson
---------------------               -----------------------

/s/ Suzanne Craig
---------------------


/s/ Debra M. Lavigne                /s/ Robert J. Thorning
---------------------               -----------------------

/s/ Suzanne Craig
---------------------

/s/ Debra M. Lavigne                /s/ W. Kurt Wilson
---------------------               -----------------------

/s/ Suzanne Craig
---------------------

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 16 OF 21                         Texas/La

         ADDENDUM #1

1. ULTRASTRIP ROBOTIC SYSTEM. For purposes of this Agreement, the UltraStrip Robotic System (the "SYSTEM") includes the equipment identified as follows:

         (a)      One (1) UltraStrip M2000 Robot, with controls.

         (b) One (1) UHP pump, in container, including spare parts selected by Manufacturer.

         (c)      One (1)  vacuum and filtration system, in container.

         (d)      Various hoses and accessories, as selected by Manufacturer

2. "PRECONDITIONS". The Appointment shall commence upon Distributor's completion of the following preconditions (the "PRECONDITIONS"), and Manufacturer's issuance of written confirmation of same
         ("MANUFACTURER'S CONFIRMATION"):

         (a) On or before the execution of this Agreement, Distributor shall deliver to Manufacturer true and correct copies of it's Financial Statements and Balance Sheet for the most recent two
                  (2) years, which documents shall be subject to Manufacturer's review and approval, in Manufacturer's sole and absolute discretion.

         (b) Commencing one (1) day from the Effective date and ending 45 days thereafter, or upon completion of the Distributor's first coatings removal job, whichever is the earliest, (the "TRIAL PERIOD"), Distributor shall use the System for the purpose of performing one (1) or more coating removal jobs. At the inception of the Trial Period, Distributor's operating personnel shall attend an instructional course at The Robotics Institute, which will qualify them, upon the successful completion of the course, to safely and properly use the System. All use of the System during the Trial Period shall be under the supervision and direction of Manufacturer's personnel, whose decisions respecting the operation and use of the System shall be controlling. At any time prior to the expiration of the Trial Period either party may terminate this Agreement for any reason whatsoever by providing the other with written notice of same. Within five (5) days of the commencement of the Trial Period Distributor shall pay Manufacturer the sum of $5000.00 as reimbursement to Manufacturer for its costs to transport the System (the "TRIAL FEE"). In addition, the Distributor shall reimburse the Manufacturer for expenses incurred by Manufacturer's personnel in training Distributor's personnel on site during the Distributor's first job as per Para. 8.3.

         (c) Within seven (7) days of the expiration of the Trial Period Distributor shall (I) pay Manufacturer the sum of $850,000.00, representing the purchase price of one (1) System (the "INITIAL Order"), and (II) deliver the Certificate of Insurance to Manufacturer. Payment shall be in U.S. dollars via bank wire transfer to Manufacturer's account.

3. MINIMUM SALES QUOTA. In addition to the Initial Order, the minimum number of Systems Distributor shall purchase from Manufacturer (the "MINIMUM SALES QUOTA") during the first three (3) years of the Term (commencing from the Effective Date) shall be as follows:

         (a) Five (5) Systems within the first two (2) years of this Agreement (for a total number of six (6) Systems including the initial order to be purchased in the first two (2) years), with Distributor's Purchase Order for the first three (3) Systems due on or before six (6) months from the Effective Date hereof, and subsequent Purchase Orders for each of the remaining three (3) Systems due every six (6) months thereafter, and

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 17 OF 21                         Texas/La

         (b) Three (3) Systems within the third (3rd) year of this Agreement, with Distributor's Purchase Order for the first System due on or before twenty-five (25) months from the Effective Date hereof, and subsequent Purchase Orders for each of the remaining two (2) Systems due every four (4) months thereafter.

         Notwithstanding the forgoing, each of the above-mentioned dates upon which Distributor shall be obligated to pay for each System (each a "DUE DATE") may be extended as follows:

         (i) In the event Distributor acquires any System in advance of the Due Date, Distributor shall receive a credit equal to the number of days in advance of the Due Date it paid for such System (a "CREDIT(S)").

         (ii) In addition to the aforementioned Credit, at the commencement of each year of the Term hereof, Distributor shall receive a total of ninety (90) days additional Credit, which may be utilized to extend any subsequent Due Date.

         All Credits, which are not utilized by Distributor in any year of the Term, may be accumulated and thereafter utilized in subsequent years for the purpose of extending any Due Date. Manufacturer shall compute and keep records of all Credits, and in the event of a dispute between Distributor and Manufacturer respecting the total number of Credits or their application, Manufacturer's records shall be controlling and final.

4. "MINIMUM LIABILITY INSURANCE" - Minimum Liability Insurance shall be $5,000,000.00 US dollars.

5. VENEZUELA OPTION. In the event Distributor pays Manufacturer for at least four (4) Systems on or before June 30, 2002, Manufacturer shall offer Distributor the opportunity to become its exclusive distributor of Products for the territory of Venezuela (the "VENEZUELA OPTION). The Venezuela Option shall be subject to Distributors execution of Manufacturer's INTERNATIONAL EXCLUSIVE DISTRIBUTOR AGREEMENT, which shall include without limitation, provision for Minimum Sales Quotas in such amounts as may be determined by Manufacturer in Manufacturer's sole and exclusive opinion.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 18 OF 21                         Texas/La

                                   ADDENDUM #2

                                       TO

                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Addendum # 2 shall amend the Exclusive Distribution Agreement and Addendum #1 (collectively, the "AGREEMENT"). In the event of a conflict between the Agreement and this Addendum #2, Adendum #2 shall control. Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

I. The Distributor shall be designated as Robotic Environmental Services, LLC , a limited liability company organized under the laws of Louisiana, whose principal office is located at 11479 Darryl Drive, Baton Rouge, Louisiana 70815.

II.      Section 4.1 is replaced and amended by the following Section 4.1:

         "During the Term of this Agreement (or any renewal thereof), all Key Persons (as hereinafter defined) and Distributor shall not in any manner market, utilize, distribute or sell any products which are competitive with the Products. For purposes of this Agreement, competitive products shall include without limitation any ultra high pressure water equipment, machinery, device, apparatus, or accessories utilized for the purpose of removing coatings."

III.     The following Section 4.3 is added to the Agreement:

         "During the term of this Agreement or any extension hereof, Manufacturer shall provide in any sale or lease of Products to any person or entity who is not an exclusive distributor that said person or entity shall not sell, lease, or perform Removal Services in the Territory, without the specific written consent of Distributor; provided, however, the parties agree that in the event Manufacturer sells or leases Products to a person or entity located outside the Territory, said person or entity may perform Removal Services for its existing customers with facilities, ships or equipment located in the Territory, and any such services shall not be deemed to infringe upon or otherwise violate the Exclusive Distribution and Service Rights granted hereby."

IV.      Section 28.2 is replaced and amended by the following Section 28.2:

         In the event either party incurs any cost, expense or professional fees (including without limitation court costs and attorney's fees) associated with the enforcement of this Agreement (collectively, "ENFORCEMENT COSTS"), the defaulting party shall promptly reimburse the non-defaulting party, or the non-defaulting party shall, at its option, have the right to deduct such Enforcement Costs or Damages from any monies payable to the defaulting party hereunder.

         ROBOTIC ENVIRONMENTAL SERVICES, LLC         ULTRASTRIP SYSTEMS, INC.


         By:  /s/ Mark A. Wilson                     By: /s/ Robert Baratta
              ------------------                         ------------------
                  Mark Wilson,                               Robert Baratta,
                  Manager                                    President

         Date: Sept. 7, 2001                         Date: Sept. 11, 2001
               -------------                               --------------

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 19 OF 21                         Texas/La

                                   ADDENDUM #3

                                       TO

                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Addendum # 3 shall amend the Exclusive Distribution Agreement and Addendum #1 and Addendum #2 (collectively, the "AGREEMENT"). In the event of a conflict between the Agreement and this Addendum #3, Addendum #3 shall control. Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

I. The Distributor shall pay Manufacturer $850,000.00 for the initial Product purchase.

II. Additional Product purchases will be sold to Distributor by Manufacturer at a twelve (12%) percent discount from Manufacturer's retail price.

III. Manufacturer will agree that units two (2), three (3), and four (4) will not exceed $968,000.00 net cost to Distributor after twelve (12%) percent discount from Manufacturer's retail price. Manufacturer agrees that the wholesale price for units five (5), six (6), seven (7), and eight (8) will not exceed ten (10%) over the maximum wholesale price for units two (2), three (3), and four (4).

IV. Manufacturer recommends that Distributor should not sell Product at more than three (3%) below Manufacturer's suggested retail price. Should Distributor desire to sell Product to a customer outside the Territory, Manufacturer would address that issue under Article 10.1. Special Projects would consider the customer's location and whether or not Distributor would train and service customer or if a "finder's fee" commission would be paid to Distributor.

         ROBOTIC ENVIRONMENTAL SERVICES, LLC         ULTRASTRIP SYSTEMS, INC.


         By:  /s/ Mark A. Wilson                     By: /s/ Robert Baratta
              ------------------                         ------------------
                  Mark Wilson,                               Robert Baratta,
                  Manager                                    President

         Date: Sept. 7, 2001                         Date: Sept. 11, 2001
               -------------                               --------------

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 20 OF 21                         Texas/La

                                   ADDENDUM #4

                                       TO

                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Addendum #4 shall amend the Exclusive Distribution Agreement and previous addendums (collectively, the "AGREEMENT"). In the event of a conflict between the Agreement and this Addendum #4, Addendum #4 shall control. Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect.

I. Distributor and Manufacturer agree that this signed Addendum signifies the end of the Trial Period.

II.      Distributor accepts the equipment delivered as the Initial Order.

III. The Distributor agrees that the results of the Trial Period are acceptable and the Agreement is now in full force and effect.


         ROBOTIC ENVIRONMENTAL SERVICES, LLC         ULTRASTRIP SYSTEMS, INC.


         By:  /s/ Mark Wilson                        By: /s/ Robert Baratta
              ------------------                         ------------------
                  Mark Wilson,                               Robert Baratta,
                  Manager                                    President

         Date: 9-27-01                               Date: 9-28-01
               -------                                     -------

         N:\ATTY\WJH\ultraaddendum2.wpd(1864.000)gca-doc96

IV. Distributor agrees to send equipment back to Pittsburgh, PA for all upgrades Manufacturer deems necessary. All expenses to transport equipment from Baton Rouge to Pittsburgh and back to Baton Rouge are borne by Manufacturer. All upgrades to equipment will also be at Manufacturer's expense. Manufacturer further agrees that Distributor has seven (7) days to pay for equipment after it returns to Baton Rouge from Pittsburgh. Completion of upgrades including transportation will be limited to ten (10) calendar days.

EXCLUSIVE DISTRIBUTION AGREEMENT  PAGE 21 OF 21                         Texas/La